Exhibit 31.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
I, Larry D. Richman, President and Chief Executive Officer of PrivateBancorp, Inc., certify that:
1.	I have reviewed this quarterly report on Form 10-Q/A of PrivateBancorp, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: October 26, 2009

/s/ Larry D. Richman Larry D. Richman
President and Chief Executive Officer
PrivateBancorp, Inc.